UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2008
WOODBRIDGE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-31931	11-3675068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 940-4950
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On September 29, 2008, the board of directors of Woodbridge Holdings Corporation (the “Company”) adopted a compensation program (the “Executive Incentive Plan”) for certain named executive officers, pursuant to which their compensation will in part be based on the cash returns realized by the Company on its investments. The Executive Incentive Plan will relate to the performance of existing Company investments and new investments made within the duration of the Executive Incentive Plan (together, the “Investments”).
     The Company will be an investor in each Investment and as such will be entitled to receive from each Investment a return of its invested capital in such Investment and a hurdle rate of return on its invested capital prior to any Company employees or executive officers being entitled to receive a share of the realized profits (such share, the “Carried Interest”). For existing Company Investments, the amount of invested capital will be based on a base amount for such Investment as of September 1, 2008, as established by the Company’s board of directors. Once the Company receives a return of its invested capital and the stated hurdle return, the Company will generally be entitled to additional amounts that provide it at least approximately 87% of aggregate Investment proceeds in excess of the invested capital, plus at least 35% of all other amounts earned from third parties with respect to the activities related to the Investments (other than from the Company’s invested capital). The remaining Investment proceeds (maximum of approximately 13% of such excess Investment proceeds) and other proceeds (maximum of 65%) will be available for distribution among those employees directly responsible for the relevant Investments and the executive officers of the Company. The compensation committee of the Company’s board of directors will determine the allocations to the Company’s named executive officers and the Company’s management will determine the amounts to be allocated among the other employee participants. The compensation program will contain a clawback obligation that is intended to reduce the risk that the participants will be distributed amounts under the Executive Incentive Plan where the Company has not received at least a return of its invested capital and the hurdle return with respect to all of the Investments included in the Executive Incentive Plan. The clawback obligation will be funded solely from holdback accounts established with respect to each participant, into which will be deposited a portion (initially 25% and which can be increased, when necessary, to as high as 75%) of each Carried Interest distribution to such participant. There will also generally be vesting and forfeiture provisions applicable to each participant’s right to receive any Carried Interest, the terms of which may vary for different individuals. The Company’s board of directors believes that the Executive Incentive Plan appropriately aligns payments to participants with the performance of the Company’s Investments.
     The Executive Incentive Plan will be embodied in documents, to be approved by the compensation committee of the Company’s board of directors, that will be entered into by the Company and the executives entitled to receive the Carried Interest.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2008	WOODBRIDGE HOLDINGS CORPORATION
	By:	/s/ Alan B. Levan
		Name:	Alan B. Levan
		Title:	Chairman of the Board and Chief Executive Officer

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